UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 18, 2021

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2021, Citrix Systems, Inc. (the “Company”) completed its issuance and sale of $750,000,000 aggregate principal amount of its 1.250% Senior Notes due 2026 (the “Notes”) pursuant to an Underwriting Agreement, dated February 9, 2021 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, and an Indenture dated as of November 15, 2017, as supplemented and amended by a Third Supplemental Indenture dated as of February 18, 2021 (the “Third Supplemental Indenture”), each between the Company and Wilmington Trust, National Association, as trustee. The Underwriting Agreement was filed as Exhibit 1.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 11, 2021. The Notes were issued and sold under the Company’s effective Registration Statement on Form S-3 (File No. 333-249751) and a related prospectus supplement and prospectus filed with the SEC.

The Notes are redeemable at the option of the Company, at any time in whole or from time to time in part, at the applicable redemption prices specified in the form of Note included in Exhibit 4.2 hereto (the “Form of Note”).

In the event that (a) the Company does not consummate its previously announced acquisition of Wrangler Topco, LLC, the parent entity of Wrike, Inc. (the “Wrike Merger”), on or prior to June 30, 2021, or (b) the Agreement and Plan of Merger relating to the Wrike Merger is terminated any time prior thereto, the Company will be required to redeem all of the outstanding Notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date described in the Third Supplemental Indenture.

In addition, if a Change of Control Repurchase Event (as defined in the Form of Note) occurs with respect to the Notes, the Company will be required, subject to certain exceptions, to offer to repurchase all or any part of the Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

The foregoing description of the terms of the Notes is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Third Supplemental Indenture and the Form of Note, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated by reference herein. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The commitments that the Company obtained under that certain bridge facility and take-out facility commitment letter (the “Commitment Letter”), which was previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on January 19, 2021, have been permanently reduced to zero on February 18, 2021, as a result of (i) the effectiveness of the term loan credit agreement, dated February 5, 2021 (the “2021 Term Loan Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto from time to time, and (ii) the completion of the issuance of the Notes. The 2021 Term Loan Credit Agreement was filed as Exhibit 10.34 to the Annual Report on Form 10-K filed by the Company with the SEC on February 8, 2021.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Third Supplemental Indenture dated as of February 18, 2021 between Citrix Systems, Inc. and Wilmington Trust, National Association, as trustee.

4.2	Form of 1.250% Senior Note due 2026 (included in Exhibit 4.1).

5.1	Opinion of Sidley Austin LLP relating to the Notes.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: February 18, 2021	By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Executive Vice President, Chief Legal Officer and Secretary